EXHIBIT 99.1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Board of Directors and Shareholders of Saks Incorporated
In our opinion, the accompanying consolidated balance sheet and the related consolidated statement of income, statement of changes in intercompany investment and statement of cash flows present fairly, in all material respects, the financial position of Proffitt’s/McRae’s (“Proffitt’s”) and its subsidiaries at January 29, 2005, and the results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Birmingham, Alabama
September 20, 2005

PROFFITT’S
CONSOLIDATED STATEMENT OF INCOME
YEAR ENDED JANUARY 29, 2005
(dollars in thousands)

NET SALES	$690,326

Cost of goods sold (excluding depreciation and amortization)	433,761

Gross Margin	256,565

Selling, general and administrative expenses	176,176
Other operating expenses
Property and equipment rentals	14,356
Depreciation	23,261
Taxes other than income taxes	16,217
Store pre-opening costs	1,343

OPERATING INCOME	25,212

Interest expense on capital lease obligations	(185)

INCOME BEFORE PROVISION FOR INCOME TAXES	25,027
Provision for income taxes	8,090

NET INCOME	$16,937

The accompanying notes are an integral part of this consolidated financial statement.

PROFFITT’S
CONSOLIDATED BALANCE SHEET
JANUARY 29, 2005
(dollars in thousands)

Assets
Current assets:
Cash and cash equivalents	$1,340
Merchandise inventory	164,306
Other current assets	10,455

Total current assets	176,101

Property and equipment, net of depreciation	270,922
Goodwill	88,000

Total assets	$535,023

Liabilities and Intercompany Investment
Current liabilities (Due to Saks Incorporated):
Accounts payable	$27,668
Accrued expenses	26,696
Accrued compensation and related items	7,634
Sales tax payable	3,103
Deferred income taxes	2,959
Current portion of capital lease obligations	274

Total current liabilities	68,334

Capital lease obligation, less current portion	1,123
Deferred income taxes, net	39,117
Other long-term liabilities	3,638

Total liabilities	112,212

Total intercompany investment	422,811

Total liabilities and intercompany investment	$535,023

     The accompanying notes are an integral part of this consolidated financial statement.

PROFFITT’S
CONSOLIDATED STATEMENT OF CHANGES IN
INTERCOMPANY INVESTMENT
YEAR ENDED JANUARY 29, 2005
(dollars in thousands)

Total
Intercompany
Investment
BALANCE AT JANUARY 31, 2004	$395,794

Net income	16,937
Change in intercompany investment	10,080

BALANCE AT JANUARY 29, 2005	$422,811

The accompanying notes are an integral part of this consolidated financial statement.

PROFFITT’S
CONSOLIDATED STATEMENT OF CASH FLOWS
YEAR ENDED JANUARY 29, 2005
(dollars in thousands)

OPERATING ACTIVITIES
Net income	$16,937
Adjustments to reconcile net income to net cash provided by operating activities :
Depreciation and amortization	23,261
Deferred income taxes	(3,547)
Changes in operating assets and liabilities :
Merchandise inventory	(6,458)
Other current assets	(3,728)
Accounts payable and accrued liabilities	125

NET CASH PROVIDED BY OPERATING ACTIVITIES	26,590

INVESTING ACTIVITIES
Expenditures for property, plant and equipment	(30,172)

NET CASH USED IN INVESTING ACTIVITIES	(30,172)

FINANCING ACTIVITIES
Payments on capital lease obligations	(6,378)
Net change in intercompany investment	10,080

NET CASH PROVIDED BY FINANCING ACTIVITIES	3,702

NET INCREASE IN CASH AND CASH EQUIVALENTS	120
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR	1,220

CASH AND CASH EQUIVALENTS AT END OF YEAR	$1,340

The accompanying notes are an integral part of this consolidated financial statement.

PROFFITT’S
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(dollars in thousands)
NOTE 1 — OVERVIEW
BACKGROUND
On July 5, 2005, Saks Incorporated (“Saks”) consummated a transaction with Belk, Inc. (“Belk”), in which Belk acquired from Saks substantially all of the assets directly involved in the operations of Proffitt’s and McRae’s (an operating company of Saks) for cash consideration of $622 million, subject to adjustment based on the final working capital of the business disposed, plus the assumption of approximately $1 million in capital lease obligations and the assumption of certain other ordinary course liabilities associated with the acquired assets. The assets include the real and personal property and inventory associated with 22 Proffitt’s stores and 25 McRae’s stores in addition to the divisional facility in Alcoa, Tennessee (“Alcoa”), which contains all existing merchandising and store operations. Belk will also assume operating leases on leased store locations.
Proffitt’s/McRae’s (hereinafter “Proffitt’s” or the “Company”) currently operates as a traditional department store retailer. The Company’s stores are principally anchor stores in leading regional or community malls, and the stores typically offer a broad selection of upper-moderate to better fashion apparel, shoes, accessories, jewelry, cosmetics and decorative home furnishings. The 47 stores being sold are located throughout 11 Southeastern states.
BASIS OF PRESENTATION
Saks is a retailer currently operating, through subsidiaries, traditional and luxury department stores. Saks operates its traditional department stores as the Saks Department Store Group (“SDSG”), which consists of stores operated under the following operating companies: Proffitt’s, Parisian, Northern Department Store Group (“NDSG”) and Club Libby Lu specialty stores. Saks also operates Saks Fifth Avenue Enterprises (“SFAE”), which consists of Saks Fifth Avenue stores and Saks Off 5th stores.
Saks’ reportable segments are SDSG and SFAE as defined above. Saks performs allocations of certain corporate revenues and expenses to these segments consistent with management’s view of the business in order to comply with SFAS No. 131, Disclosures About Segments of an Enterprise and Related Information. Within SDSG, certain revenues and expenses have been further allocated among its operating company components using criteria similar to that used in the initial allocations to Saks’ reportable segments. All of these allocations are based on estimates made by management and consist of several factors including: percentage of sales, full-time employees, square footage, store count, payroll, and other similar items.
For purposes of the income statement herein, certain net expenses not allocated to Saks’ reportable segments were readdressed and also allocated to the Company based on the determination of whether (i) the Company derived any benefit from the cost incurred and (ii) whether the Company would need to replace the cost if acting as a stand-alone entity. Such items included certain management, legal, finance, investor relations and internal audit costs, among others. These allocations were based on management estimates after addressing the individual nature of each expense grouping. Thus, only a small portion of costs was not allocated to the Company and such costs consist primarily of those related to general management and corporate matters.
For the year ended January 29, 2005, the consolidated financial statements of the Company have been carved out of the consolidated financial statements of Saks. These financial statements assume the business was operated as a separate legal corporate entity during the current fiscal year. As indicated in the accompanying consolidated balance sheet, current liabilities of the Company are specified as due to Saks, considering that Saks acts as the principal obligor for such liabilities. The Company’s consolidated financial statements include the direct store operations of the 47 stores being sold in addition to the merchandising and store operations of the Company’s Alcoa divisional facility. Additionally, certain other net expenses have been allocated to the Company consistent with management’s view of the business operating structure as described above. These allocations primarily consist of the net expenses associated with certain back office operations such as information technology, telecommunications, credit, distribution, store planning and human resource expenses. These expense allocations to the Company amounted to $23,845 for the fiscal year ended January 29, 2005, as included in the accompanying consolidated income statement.

PROFFITT’S
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(dollars in thousands)
The preparation of these carve-out financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.
Management believes that the Company’s financial statements presented herein have been carved out using appropriate methods that are indicative of their representative portion consistent with the description above, and management believes these allocations are reasonable.
The Company’s fiscal year ends on the Saturday closest to January 31. Fiscal year 2005 contained 52 weeks and ended on January 29, 2005.
NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
NET SALES
Net sales include sales of merchandise (net of returns and exclusive of sales taxes) and commissions from leased departments. Net sales are recognized at the time customers provide a satisfactory form of payment and take ownership of the merchandise or direct its shipment. Revenue associated with gift certificates is recognized upon redemption of the certificate.
Commissions from leased departments were $4,490 in fiscal year 2005. Leased department sales were $34,716 in fiscal year 2005 and were excluded from net sales.
The Company estimates the amount of goods that will be returned for a refund and reduces sales and gross margin by that amount. However, given that approximately 15% of merchandise sold is later returned and that the vast majority of merchandise returns are affected within a matter of days of the selling transaction, the risk of the Company realizing a materially different amount for sales and gross margin than reported in the consolidated financial statements is minimal.
CASH AND CASH EQUIVALENTS
The Company considers cash and cash equivalents to be short-term, highly liquid investments with original maturities at the purchase date of 90 days or less. At January 29, 2005, cash consisted only of cash on hand in the Company’s stores.
PROPRIETARY AND THIRD PARTY CREDIT CARDS
In an effort to establish customer loyalty, create effective marketing channels, and facilitate customer credit needs, the Company provides proprietary credit cards to its customers. During 2003, the proprietary credit card accounts and balances of the Company were sold to Household Bank (SB), N.A. (“Household”), a third party financial institution. Accordingly, the Company had no customer accounts receivable included on the Company’s consolidated balance sheet at January 29, 2005, and amounts due to the Company from Household were $2,947 at January 29, 2005.
The Company also accepts most third party credit cards from its customers as a form of tender. When a customer provides a third party credit card as a form of payment, the Company records an amount due from the third party credit institution. At January 29, 2005, the Company had $878 due from these third party credit institutions included within other current assets in the accompanying consolidated balance sheet.

PROFFITT’S
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(dollars in thousands)
MERCHANDISE INVENTORIES AND COST OF SALES (EXCLUDING DEPRECIATION AND AMORTIZATION)
Merchandise inventories are valued by the retail method and are stated at the lower of cost (last-in, first-out “LIFO”) or market and include freight, buying and distribution costs. The Company takes markdowns related to slow moving inventory, ensuring the appropriate inventory valuation. At January 29, 2005 the LIFO value of inventories exceeded market value and, as a result, inventory was stated at the lower market amount.
The Company receives vendor provided support in different forms. When the vendor provides support for inventory markdowns, the Company records the support as a reduction to cost of sales. Such support is recorded in the period that the corresponding markdowns are taken. When the Company receives inventory-related support that is not designated for markdowns, the Company includes this support as a reduction in cost purchases.
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES
Selling, general and administrative expenses (“SG&A”) are comprised principally of the costs related to employee compensation and benefits in the selling and administrative support areas; advertising; store and headquarters occupancy, operating and maintenance costs exclusive of rent, depreciation, and property taxes; proprietary credit card promotion, issuance and servicing costs; insurance programs; telecommunications; and other operating expenses not specifically categorized elsewhere in the statement of income. The Company receives allowances and expense reimbursements from merchandise vendors and from the owner of the proprietary credit card portfolio which are netted against the related expense:
•	Allowances received from merchandise vendors in conjunction with incentive compensation programs for employees who sell the vendors’ merchandise and netted against the related compensation expense were $7,754 in fiscal year 2005.

•	Allowances received from merchandise vendors in conjunction with jointly produced and distributed print and television media and netted against the gross expenditures for such advertising were $6,037 in fiscal year 2005. Net advertising expenses were $28,975 in fiscal year 2005.

•	Expense reimbursements received from the owner of the Company’s proprietary credit card portfolio are discussed at Note 3 to these financial statements.
STORE PRE-OPENING COSTS
Store pre-opening costs primarily consist of rent expense incurred during the construction of new stores and payroll and related media costs incurred in connection with new store openings and are expensed when incurred. Rent expense is generally incurred for six months prior to a store’s opening date. Store pre-opening costs were $1,343 in fiscal year 2005.
PROPERTY AND EQUIPMENT
Property and equipment are stated at historical cost less accumulated depreciation. For financial reporting purposes, depreciation is computed principally using the straight-line method over the estimated useful lives of the assets. Buildings and improvements are depreciated over 20 to 40 years while fixtures and equipment are primarily depreciated over 3 to 15 years. Leasehold improvements are amortized over the shorter of their estimated useful lives or their related lease terms, generally ranging from 10 to 20 years. Terms of leases used in the determination of estimated useful lives may include renewal periods at the Company’s option if exercise of the option is determined to be reasonably assured at the inception of the lease.
When constructing stores, the Company receives allowances from landlords. If the landlord is determined to be the primary beneficiary of the property, then the portion of those allowances attributable to the property owned by the landlord is considered to be a deferred rent liability, whereas the corresponding capital expenditures related to that store are considered to be prepaid rent. Allowances in excess of the amounts

PROFFITT’S
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(dollars in thousands)
attributable to the property owned by the landlord are considered leasehold improvement allowances and are recorded as deferred rent liabilities that are amortized over the life of the lease. Capital expenditures are reduced when the Company receives cash and allowances from merchandise vendors to fund the construction of vendor shops.
At each balance sheet date, and as changes in circumstances arise, the Company evaluates the recoverability of its property and equipment based upon the utilization of the assets and expected future cash flows, in accordance with SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. Write-downs associated with the evaluation and any gains or losses on the sale of assets recorded at the time of disposition are properly reflected as impairments in the income statement. Based upon its most recent analysis at January 29, 2005, the Company believes that no impairment of its property and equipment currently exists.
OPERATING LEASES
The Company leases stores and its administrative facility in Alcoa under various operating leases. Store lease agreements generally include rent holidays, rent escalation clauses and contingent rent provisions for percentage of sales in excess of specified levels. Most of the Company’s lease agreements include renewal periods at the Company’s option. The Company recognizes rent holiday periods and scheduled rent increases on a straight-line basis over the lease term beginning with the date the Company takes possession of the leased space and includes such rent expense included in Store Pre-Opening Costs in the accompanying consolidated statement of income. The Company records tenant improvement allowances and rent holidays as deferred rent liabilities on the balance sheet and amortizes the deferred rent over the terms of the lease to rent expense in the accompanying consolidated statement of income. The Company records rent liabilities on the balance sheet for contingent percentage of sales lease provisions when the Company determines that it is probable that the specified levels will be reached during the fiscal year.
GOODWILL
Saks has allocated the purchase price of previous purchase transactions to identifiable tangible assets and liabilities based on estimates of their fair values on the date of acquisition, with the remainder allocated to goodwill and intangible assets. During fiscal year 2003, Saks adopted SFAS No. 142, Goodwill and Other Intangible Assets, (“SFAS No. 142”) which required the discontinuation of goodwill amortization and the periodic testing (at least annually) for the impairment of goodwill. SFAS No. 142 also required the assignment of goodwill to reporting units based on criteria outlined in the standard. Upon adoption of the standard, Saks defined SDSG as a reporting unit and accordingly assigned goodwill to that level.
At each year-end balance sheet date and as changes in circumstances arise, Saks performs an evaluation of the recoverability of its SDSG goodwill by comparing the estimated fair value to the carrying amount of its assets and goodwill. There were no goodwill impairment charges recorded by Saks during fiscal year 2005 as the fair value of the SDSG reporting unit exceeded the book value of assets and goodwill.
INCOME TAXES
Historically, the Company’s operations have been included in the consolidated federal income tax returns filed by Saks. The provision for income taxes in the statement of income is calculated on a separate tax return basis as if the Company had operated as a stand-alone entity in fiscal year 2005. The Company uses the asset and liability method of accounting for income taxes. Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

PROFFITT’S
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(dollars in thousands)
STOCK-BASED COMPENSATION PLANS
Employees of the Company are eligible to participate in the employee stock plans of Saks, which provide for the granting of stock options. Options granted under these plans generally vest over a four-year period after issue and have an exercise term of seven to ten years from the grant date.
Saks recorded compensation expense for all stock-based compensation plan issuances prior to fiscal year 2004 using the intrinsic value method, consistent with Accounting Principles Bulletin No. 25, Accounting for Stock Issued to Employees. Compensation expense, if any, was measured as the excess of the market price of the stock over the exercise price of the award on the measurement date. In fiscal year 2004, Saks adopted SFAS No. 148, Accounting for Stock-Based Compensation-Transition and Disclosure, an amendment of FASB Statement No. 123, and began expensing the fair value of all stock-based grants over the vesting period on a prospective basis utilizing the Black-Scholes model. Accordingly, the accompanying consolidated income statement includes compensation expense for employees of the Company, in addition to an allocation for other corporate-level employees.
Had compensation cost for Saks’ stock-based compensation plan issuances prior to fiscal year 2004 been determined under the fair value method, and had such costs been similarly allocated to the Company, net income in fiscal year 2005 would have been reduced to the pro forma amount indicated below.

Net income as reported	$16,937

Add: Stock-based employee compensation expense included in net income, net of related tax effects	820
Deduct: Total stock-based employee compensation expense determined under the fair value method	(2,572)

Pro forma net income	$15,185

NOTE 3 — PROPRIETARY CREDIT CARD RECEIVABLES
During fiscal year 2004, substantially all of the Company’s proprietary credit card portfolio, consisting of the proprietary credit card accounts and the Company’s ownership interest in the account balances, were sold to Household. As part of the transaction, for a term of ten years and pursuant to a program agreement, Household will establish and own proprietary credit card accounts for customers of the Company, retain the benefits and risks associated with the ownership of the accounts, receive the finance charge income and incur the bad debts associated with those accounts. During the ten-year term, pursuant to a servicing agreement, Saks will continue to provide key customer service functions, including new account opening, transaction authorization, billing adjustments and customer inquiries, and will receive compensation from Household for the provision of these services.
The credit operations associated with the Company’s proprietary credit card portfolio will be included within the services provided to Belk in accordance with a Transition Services Agreement, as described in Note 9. Accordingly, the proprietary credit card accounts and balances will remain subject to the program agreement with Household until Belk assumes the operational responsibility of those accounts and related balances.
With the exception of depreciation expense, all components of the credit card operations are included in SG&A, which includes all administrative marketing and promotional expenses associated with the portfolio in addition to compensation received from Household. The compensation received represents the Company’s portion of program compensation and servicing compensation in accordance with the program agreement and was $11,089 in fiscal year 2005.

PROFFITT’S
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(dollars in thousands)
NOTE 4 — PROPERTY AND EQUIPMENT
A summary of the Company’s property and equipment at January 29, 2005 is as follows:

Land and land improvements	38,816
Buildings	189,745
Leasehold improvements	36,274
Fixtures and equipment	244,518
Construction in progress	2,083

511,436
Accumulated depreciation	(240,514)

$270,922

Depreciation expense was $23,261 during the year ended January 29, 2005.
NOTE 5 — GOODWILL
At January 29, 2005, the Company had $88,000 of goodwill representing its allocated portion of SDSG goodwill. In accordance with SFAS No. 142, the Company’s portion of SDSG goodwill represents the fair value of the Company relative to the combined fair value of the operating companies within SDSG. Using the Company as a reporting unit, goodwill was tested for impairment at the balance sheet date, and at January 29, 2005, there was no impairment of the Company’s goodwill as the fair value of the Company exceeded its book value and goodwill.
NOTE 6 — INCOME TAXES
The components of the provision for income taxes in fiscal year 2005 were as follows:

Current:
Federal	$9,718
State	1,818

11,536

Deferred:
Federal	(446)
State	(3,000)

(3,446)

Total provision for income taxes	$8,090

PROFFITT’S
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(dollars in thousands)
Components of the net deferred tax liability recognized in the balance sheet at January 29, 2005 were as follows:

Current:
Deferred tax assets:
Accrued expenses	$4,066
Deferred tax liabilities:
Inventory	(7,025)

Net current deferred tax liability	$(2,959)

Non-current:
Deferred tax assets:
Capital leases	$293
Other long-term liabilities	1,211
NOL carryforwards	5,494
Valuation allowance	(3,715)
Deferred tax liabilities:
Property and equipment	(39,618)
Other assets	(2,782)

Net non-current deferred tax liability	$(39,117)

A valuation allowance has been established against a portion of the Company’s state net operating loss (“NOL”) carryforwards. During fiscal year 2005, the valuation allowance was reduced by $1,779 based on management’s assessment of future profitability. This reduction was recorded as an income tax benefit.
Income tax expense in fiscal year 2005 varies from the amount computed by applying the statutory federal income tax rate to income before taxes as follows:

Expected federal income taxes at 35%	$8,759
State income taxes, net of federal benefit	1,005
Reduction of state valuation allowance against state NOL’s	(1,779)
Other items, net	105

Provision for income taxes	$8,090

NOTE 7 — INTERCOMPANY INVESTMENT
The Company’s intercompany investment of $422,811 at January 29, 2005 is intended to represent the capitalization contributed from Saks, including its equity investment and the balance of any intercompany advances. These advances are used by the Company along with proceeds from its operating cash flows for the construction of new, remodeled or expanded stores, in addition to working capital needs and general corporate purposes.
NOTE 8 — COMMITMENTS AND CONTINGENCIES
LEASES AND OTHER PURCHASE COMMITMENTS
At January 29, 2005, the Company had a capital lease obligation of $1,397, of which the current portion was $274. This capital lease obligation was associated with a store lease.
The Company leases certain property and equipment under various non-cancelable capital and operating leases. The leases provide for monthly

PROFFITT’S
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(dollars in thousands)
fixed amount rentals or contingent rentals based upon sales in excess of stated amounts and normally require the Company to pay real estate taxes, insurance, common area maintenance costs and other occupancy costs. Generally, the leases have primary terms ranging from 20 to 30 years and include renewal options ranging from 5 to 20 years.
At January 29, 2005, future minimum rental commitments under non-cancelable operating leases and a capital lease consisted of the following:

	Operating	Capital
	Leases	Lease

2005	$8,806	$428
2006	8,298	428
2007	8,111	428
2008	6,543	428
2009	5,858	71
Thereafter	20,168	—

	$57,784	1,783

Amounts representing interest		(386)

Capital lease obligations		$1,397

Total rental expense for operating leases was $14,356 during fiscal year 2005, including allocated corporate rent expense of $3,171, contingent rent of $640 and common area maintenance costs of $2,342.
In the normal course of business, the Company purchases merchandise under purchase commitments; enters contractual commitments with real estate developers and construction companies for new store construction and store remodeling; and maintains contracts for various services. Commitments for purchasing merchandise generally do not extend beyond six months and may be cancelable several weeks prior to the vendor shipping the merchandise. Contractual commitments for the construction and remodeling of stores are typically lump sum or cost plus construction contracts. Contracts to purchase various services are generally less than one to two years and are cancelable within several weeks notice.
LEGAL CONTINGENCIES
The Company is involved in ordinary legal proceedings arising from its normal business activities. Management believes that none of these legal proceedings will have an ongoing material adverse effect on the Company’s financial position, results of operations, or liquidity.
INCOME TAXES
Saks is routinely under audit by federal, state or local authorities in the areas of income taxes and the remittance of sales and use taxes. These audits include questioning the timing and amount of deductions and the allocation of income among various tax jurisdictions. Management believes that none of these audits will have a material adverse effect on the Company’s financial position, results of operations, or liquidity.
NOTE 9 — SUBSEQUENT EVENTS
As defined in the Asset Purchase Agreement, Belk has entered into a Transition Services Agreement (“TSA”) whereby Saks will continue to provide, for varying transition periods not to exceed 18 months, certain back office services related to the Company’s operations. Such operations include certain information technology, telecommunications, credit, store planning and distribution services, among others. The services provided will cease as Belk becomes able to absorb the operations within its back office infrastructure.